Exhibit 10.2
CONSOLIDATED AMENDED AND RESTATED GUARANTY

AND RATIFICATION AGREEMENT

THIS CONSOLIDATED AMENDED AND RESTATED GUARANTY AND RATIFICATION AGREEMENT (the “Guaranty Agreement”) is made and entered into as of February _12_, 2015, by and among [i] each of the SUBSIDIARY GUARANTORS identified as such on the signature pages to this Agreement (referred to herein as “Guarantor” or “Guarantors”), for the ratable benefit of [ii] the LENDERS as defined in that certain Credit Agreement (“Original Credit Agreement”) dated as of December 2, 2010, as modified by a letter agreement dated as of December 10, 2012, a Second Amendment to Credit Agreement (“Second Amendment”) dated as of December 6, 2013, and a Third Amendment to Credit Agreement dated as of the date hereof (“Third Amendment”) (collectively, the “Credit Agreement”; certain capitalized terms used in this Agreement have the meaning set forth for them in the Credit Agreement unless expressly otherwise defined in this Agreement and are incorporated by reference herein) entered into in each case among ALMOST FAMILY, INC., a Delaware corporation (“Borrower”), JPMORGAN CHASE BANK, N.A., acting as Administrative Agent (“Administrative Agent”) thereunder, and the Lenders party thereto.

RECITALS

A. Each Guarantor is a direct or indirect subsidiary of the Borrower.

B. Pursuant to the Original Credit Agreement, certain of the Guarantors that are parties to this Guaranty Agreement also were parties to a Guaranty Agreement (“Original Guaranty Agreement”), Pledge of Equity Interests (“Original Pledge of Equity Interests”), and Security Agreement (“Original Security Agreement”) pursuant to which those Guarantors [i] guaranteed payment to the Lenders that were parties to the Original Credit Agreement of the Obligations, [ii] together with the Borrower, granted a security interest to Administrative Agent for the benefit of those Lenders in all or substantially all personal property of those Subsidiary Guarantors and, [iii] as applicable, and together with the Borrower, pledged to the Administrative Agent for the ratable benefit of the Lenders a security interest in the Equity Interest of the Subsidiary Guarantors owned by them, respectively.

C. In conjunction with the execution and delivery of the Second Amendment and the OMNI Acquisition referred to therein, certain of the Guarantors that are a party to this Guaranty Agreement but were not parties to the Original Guaranty Agreement, Original Security Agreement and Original Pledge of Equity Interest (collectively, the “Original Ancillary Documents”) executed and delivered a Guaranty Agreement (the “OMNI Acquisition Guaranty Agreement”), Security Agreement (“OMNI Acquisition Security Agreement”), and, as applicable, Pledge of Equity Interests (“OMNI Acquisition Pledge of Equity Interests”), each dated as of December 6, 2013 (collectively, the “OMNI Acquisition Ancillary Documents”) effecting, respectively, the guaranty of payment of the Obligations, pledge of all or substantially all personal property as Collateral for the Obligations and, as applicable, pledge of Equity Interest, as Collateral for the Obligations.

D. In conjunction with and as a condition to the modifications to the Loan Documents effected by the Third Amendment, the Lenders have required and the Guarantors have agreed to consolidate, and amend and restate as set forth herein the provisions of the Original Guaranty Agreement and the Omni Acquisition Guaranty Agreement, and to ratify the obligations of each under, as applicable, the Original Security Agreement, Original Pledge of Equity Interests, OMNI Acquisition Security Agreement and OMNI Acquisition Pledge of Equity Interests, after giving effect to the transactions effected by the Third Amendment, all in accordance with the provisions contained herein.

NOW THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged by the Guarantors, to satisfy as aforesaid one of the requirements pursuant to the Third Amendment, and acknowledging that Lenders in doing so are relying on this Guaranty Agreement, Guarantors, for themselves and their respective successors (including, without limitation, by operation of law) and assigns, hereby unconditionally and jointly and severally (together with any other guarantor of all or any part of the Obligations hereinafter described, whether or not such guarantor is a party to this Guaranty Agreement) guarantees to Lenders, Administrative Agent, the Lead Arranger, and to each Affiliate of the Lenders, the Administrative Agent and the Lead Arranger, and their respective successors and assigns in each case, the prompt payment when due and at all times thereafter of all of the Obligations; provided, however, anything contained in this Guaranty Agreement to the contrary notwithstanding, [i] as provided in the Credit Agreement, the Obligations guaranteed pursuant hereto do not include Excluded Swap Obligations, and [ii] the maximum aggregate liability of Guarantors hereunder shall not exceed $250,000,000.00 (the “Amount Limitation”), plus interest and fees constituting part of the Obligations, and fees, charges and costs of collecting the Obligations, including reasonable attorneys’ and reasonable paralegal fees.

This Guaranty Agreement is a continuing guaranty and shall remain in full force and effect so long as any of the Obligations have not been fully paid or performed; provided, however, anything contained in this Guaranty Agreement to the contrary notwithstanding, for purposes of KRS 371.065 this Guaranty Agreement shall terminate on January 31, 2025, except that such termination shall not affect the liability of Guarantors with respect to [a] Obligations created or incurred prior to such date, or [b] extension or renewals of, interest accruing on, or fees, costs or expenses, including reasonable attorneys’ fees and reasonable paralegal fees, incurred with respect to, such Obligations on or after such date.  The liability of Guarantors under this Guaranty Agreement shall continue, notwithstanding the payment in full of the Obligations, if any payments made on the Obligations are subsequently recovered from Lenders under any federal, state or other bankruptcy, insolvency or similar law. Lenders shall have the right of immediate recourse against the Guarantors for full and immediate payment of the Obligations guaranteed at any time after the Obligations, or any part thereof, have not been paid in full according to the tenor and under the terms of the instruments governing such Obligations, whether on demand, at fixed maturity, or maturity accelerated by reason of a default (each reference in this Guaranty Agreement to rights and entitlements of Lenders and actions or omissions of Lenders in connection with the enforcement of this Guaranty Agreement shall be construed to include rights, entitlements, acts and omissions of the Administrative Agent acting on behalf of the Lenders pursuant to the Credit Agreement, whether or not expressly so indicated).

This Guaranty Agreement is a guaranty of payment, not of collection, and Guarantors therefore agree that Lenders shall not be obligated prior to or as a condition to seeking recourse against or receiving payment from Guarantors, to do any of the following (although Lenders may do so, in whole or in part, at their sole option), all of which are hereby unconditionally waived by Guarantors.

1. take any steps whatsoever to collect from the Borrower or to file a claim of any kind against the Borrower; or

2. take any steps whatsoever to foreclose, realize on or deal in any manner with the Collateral; or

3. in any other respect exercise any diligence whatever in collecting or attempting to collect any of the Obligations by any means.

The liability of Guarantors for payment of the Obligations shall be absolute and unconditional, and nothing whatever except actual full payment to the Lenders of all the Obligations shall operate to discharge Guarantor’s liability.  Accordingly, each Guarantor unconditionally and irrevocably waives each and every defense which, under principles of guarantee or suretyship law, would otherwise operate to impair or diminish the liability of Guarantor.  Without limiting the generality of the foregoing, each Guarantor agrees that none of the following shall diminish or impair the liability of Guarantor in any respect (all of which may be done without notice to Guarantor of any kind):

A. any extensions or renewals (regardless of the duration of such renewal term) of any of the Obligations, or any modifications, indulgences, adjustments, forbearances, waivers, compromises, settlements, or variations of, with regard to, affecting or in connection with the interest rate, times of payment of principal or interest, or any of the other terms of any of the Obligations or of any agreement entered into with the Borrower, Guarantor or any other Person liable or having granted Collateral for or otherwise having entered into an agreement in connection with any part of the Obligations;

B. the voluntary or involuntary discharge or release of any of the Obligations, or of any Person liable therefor, by reason of bankruptcy or insolvency laws or otherwise;

C. the acceptance or release, with or without substitution, by Administrative Agent of any Collateral or other guaranty, or Collateral for such other guaranty, or any settlement, compromise or extension with respect to any Collateral, other guaranty or Collateral security for such other guaranty;

D. the invalidity, illegality or unenforceability of all or any part of the Obligations, or any document or agreement executed in connection with the Obligations, for any reason whatsoever, including without limitation the fact that (i) the act of creating the Obligations or any part thereof is or was ultra vires, (ii) the officers or representatives executing the documents or otherwise creating the Obligations acted in excess of their authority, (iii)  the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Obligations wholly or partially uncollectible, (iv) the creation, performance or repayment of the Obligations (or the execution, delivery and performance of any document or instrument representing part of the Obligations or executed in connection with the Obligations, or given to secure the repayment of the Obligations) is illegal, uncollectible, legally impossible or unenforceable, or (v) the documents or instruments pertaining to the Obligations have been forged or otherwise are irregular or not genuine or authentic;

E. any full or partial release of the liability of the Borrower on the Obligations or any part thereof, of any Guarantor or any guarantors now or hereafter that are not parties to this Guaranty Agreement, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Obligations or any part thereof;

F. any surrender, exchange, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any Collateral;

G. the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien;

H. the application or allocation by Lenders of payments, collections or credits on any portion of the Obligations regardless of what portion of the Obligations remains unpaid;

I. the creation of any new Obligations covered by this Guaranty Agreement or renewal of any existing Obligations;

J. the extension of credit by Lenders to the Borrower in an aggregate amount exceeding the Amount Limitation;

K. the making of a demand, or absence of demand, for payment of the Obligations or giving, or failing to give, any notice of dishonor or protest or any other notice;

L. the voluntary or involuntary subordination by any Lender of its claim(s) with regard to the Obligations or any collateral security for the Obligations;

M. disclosure by any Lender or the failure of Lender to disclose to Guarantor any information regarding the Borrower or any other guarantor of the Obligations;

N. any change in the Borrower or the relationship of Guarantor to the Borrower or any other guarantor of the Obligations; or

O. any lack of diligence by any Lender in collecting or attempting to collect any of the Obligations or attempting to realize upon the value of any Collateral.

Each Guarantor unconditionally waives:

A. any acceptance or notice of acceptance of this Guaranty Agreement;

B. any set-offs or counterclaims against any Lender which would impair Lender’s rights against Guarantors hereunder;

C. any and all rights of subrogation, reimbursement, indemnity, contribution, recourse or other recovery against the Borrower to the extent any of the same would impair Lender’s rights against the Borrower or the Collateral; and

D. to the maximum extent permitted by law, any notice to which Guarantor may be otherwise entitled at law or in equity.

Each Guarantor confirms to Lender that Guarantor independently and without any reliance upon any advice or information from Lender in determining whether to enter into this Guaranty has investigated the operations, business and finances of the Borrower to Guarantor’s satisfaction and has adequate means of assessing those factors in the future, and acknowledges and agrees that Lender shall have no duty or obligation to advise Guarantor or supply Guarantor with any information whatsoever concerning the present or future financial condition or business or affairs of the Borrower.

Each Guarantor agrees that in the event of any bankruptcy, reorganization, winding up, or similar proceedings with respect to the Borrower, no limitation on the liability of the Borrower on any of the Obligations that may now or hereafter be imposed by any federal, state or other statute, law, regulation or judicial or administrative determination applicable to such proceedings shall in any way limit the obligation hereunder of the Guarantor, which obligation is co-extensive with the liability of the Borrower as set forth in the Obligations without regard to any such limitation.  In the event any payment by the Borrower to Lender is held to constitute a preference under the bankruptcy laws, or for any other reason any Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Lender to the Borrower shall not constitute a release of Guarantor from any liability hereunder but Guarantor agrees to pay such amount to Lender upon demand.

It is the intention of each Guarantor and Lenders that the amount of the Obligations guaranteed by Guarantor pursuant to this Guaranty Agreement shall not be in excess of the maximum amount permitted by fraudulent conveyance, fraudulent transfer or similar laws applicable to the Guarantor.  Accordingly, notwithstanding anything to the contrary contained in this Guaranty Agreement or any other agreement or instrument now or hereafter executed in connection with any of the Obligations, the amount of the Obligations guaranteed by each Guarantor by this Guaranty Agreement shall be limited to such amount which after giving effect thereto [i] would not render Guarantor insolvent, [ii] would not result in the fair salable value of the assets of Guarantor being less than the amount required to pay Guarantor’s debts and other liabilities (including contingent liabilities) as they mature, or [iii] leave Guarantor with unreasonably small capital to carry out Guarantor’s business as now conducted and as proposed to be conducted, including Guarantor’s capital needs, as such concepts described in [i], [ii] and [iii] of this paragraph are determined under applicable law, if the obligations of Guarantor hereunder would otherwise be set aside, terminated, discharged, annulled or voided for such reason by a court of competent jurisdiction in a proceeding actually pending before such court.  For purposes of this paragraph, the term “applicable law” means as to each Guarantor each statute, law, ordinance, regulation, order, judgment, injunction or decree of the United States or any state or commonwealth, any municipality, any foreign country, or any territory, possession or tribunal applicable to Guarantor.

Each Guarantor represents and warrants to Lender that:

A. The execution, delivery and performance by Guarantor of this Guaranty Agreement [i] is authorized by all documents, agreements, and stipulations limiting the activities of Guarantor, [ii] does not require approval of any Governmental Authority, [iii] will not violate any provision of law, any order of any court or any Governmental Authority, or any indenture, agreement, or other instrument to which Guarantor is a party or by which Guarantor or any of Guarantor’s property is bound, [iv] will not be in conflict with, result in a breach of or constitute (with or without due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, and [v] will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of Guarantor’s property or assets.  This Guaranty Agreement constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms.

B. Except as otherwise may be disclosed pursuant to the Credit Agreement, there is no action, suit or proceeding pending, or to the knowledge of Guarantor threatened, against or affecting Guarantor or involving the validity or enforceability of this Guaranty, including before or by any Governmental Authority, and Guarantor is not in default with respect to any order, writ, judgment, decree or demand of any court or other Governmental Authority.

C. Neither this Guaranty nor any certificate or other document furnished to Lender by or on behalf of Guarantor pursuant to any of the Obligations contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.  Except as otherwise may be disclosed pursuant to the Credit Agreement, there are no facts known to Guarantor that, individually or in the aggregate, materially adversely affect or involve any substantial possibility of materially adversely affecting Guarantor’s business condition or affairs, properties or assets considered as an entirety.

The liability of each Guarantor as to the Obligations guaranteed hereby shall be joint and several with any and each other Subsidiary Guarantor of all or any portion of the Obligations, each Guarantor acknowledging that it is a Subsidiary Guarantor as defined in the Credit Agreement.

This Guaranty Agreement shall inure to the benefit of Administrative Agent and Lenders and their respective successors and assigns, including each and every holder or owner of any of the Obligations guaranteed hereby and this Guaranty Agreement shall be deemed a separate contract with each such holder and owner.

No amendment, modification or waiver of this Guaranty Agreement shall be deemed to be made by any Lender unless in a writing signed by the Administrative Agent, and any such amendment, modification or waiver shall be strictly construed.  No waiver by Administrative Agent shall be construed or deemed to be a waiver of any other provision or condition of this Guaranty Agreement or a waiver of a subsequent breach of the same provision or condition.

Without limitation of the other Obligations, each Guarantor shall be liable for and shall pay to Administrative Agent and Lenders all expenses, costs and charges, of any nature whatsoever, including, without limitation, reasonable attorneys’ fees and reasonable paralegal fees, incurred by Lender in enforcing or seeking to enforce any of the rights of Administrative Agent and Lenders under this Guaranty Agreement or collecting or seeking to collect any amounts payable under this Guaranty Agreement.

The invalidity or unenforceability of any one or more provisions of this Guaranty Agreement shall not impair the validity and enforceability of any of the other provisions of this Guaranty Agreement.

Each Guarantor irrevocably designates Borrower as the agent for Guarantor for the purpose of receiving any notices from Administrative Agent or any Lender pursuant to this Guaranty Agreement and agrees that notices given by Administrative Agent or any Lender to the Borrower shall be effective as notice to Guarantor if given in a manner stipulated by the Credit Agreement.

This Guaranty Agreement was negotiated in the Commonwealth of Kentucky and delivered by Guarantors and accepted by Administrative Agent for the benefit of Lenders in the Commonwealth of Kentucky, and proceeds of the Obligations have been and/or will be disbursed from the Commonwealth of Kentucky, which state each Guarantor and Administrative Agent and Lenders agree has a substantial relationship to Guarantors and Administrative Agent and Lenders and to the underlying transaction in connection with which this Guaranty Agreement is delivered.  This Guaranty Agreement, including matters of construction, validity and performance, and the obligations arising hereunder, shall be construed in accordance with and otherwise governed in all respects by the laws of the Commonwealth of Kentucky applicable to contracts made and performed in such state and any applicable law of the United States of America, and no defense given or allowed by the laws of any other state or country shall be interposed in any action hereon unless such defense is also given or allowed by the laws of the Commonwealth of Kentucky.

This Guaranty Agreement supplements and is in addition to any other guaranties given by any Guarantor and any other Persons, respectively, of the Obligations, and shall not be deemed to be in substitution for nor otherwise impair in any manner the enforceability of such other guaranties against Guarantor or any such other Person.

Each Guarantor acknowledges that the successful operation and condition of each of the Obligors is dependent on the continued successful performance of the functions of the group of the Obligors as a whole and the successful operation of each of the Obligors is dependent on the successful performance and operation of each other Obligor.  Each Obligor expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Obligors and (b) the credit extended by the Lenders to the Borrower pursuant to the Credit Agreement, both in their separate capacities and as members of the group of companies.  Each Guarantor has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Guarantor is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and indirect benefit to such Guarantor, and is in its best interest.

No Guarantor hereunder shall be deemed to be a guarantor of any Swap Obligations if such Guarantor is not a Qualified ECP Guarantor.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Guaranty Agreement  voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this paragraph shall remain in full force and effect until the termination of all Swap Obligations.  Each Qualified ECP Guarantor intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Each Guarantor ratifies all of its obligations under and agreements set forth in the Original Ancillary Documents and OMNI Acquisition Ancillary Documents to which it is a party, including after giving effect to the transactions contemplated by the Third Amendment and the consolidation of the Original Guaranty Agreement and OMNI Acquisition Guaranty Agreement into this Guaranty Agreement, and represents, warrants and agrees that it has no offsets, defenses or counterclaims to or under any of them.

This Guaranty Agreement consolidates, amends and restates, as aforesaid, the Original Guaranty Agreement and the OMNI Acquisition Guaranty Agreement, and Administrative Agent by its acceptance of this Guaranty Agreement acknowledges the same to be terminated.

Each Guarantor hereby irrevocably consents to the jurisdiction of any state or federal court located within the County of Jefferson, Commonwealth of Kentucky in connection with any action or proceeding pertaining to this Guaranty Agreement or the Obligations, and irrevocably agrees that, subject to Administrative Agent’s sole and absolute election, any actions relating to the Obligations shall be litigated in such courts, and each Guarantor waives any objection that Guarantor may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court.  Nothing contained in this paragraph shall affect the right of Administrative Agent to bring any action or proceeding against Guarantor or Guarantor’s property in the courts of any other jurisdiction.

THE ADMINISTRATIVE AGENT, LENDERS AND GUARANTORS ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, AND AFTER HAVING CONSULTED OR HAVING HAD AMPLE OPPORTUNITY TO CONSULT THEIR RESPECTIVE LEGAL COUNSEL CONCERNING THE CONSEQUENCES OF SUCH WAIVER, TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BROUGHT TO ENFORCE OR DEFEND AGAINST COLLECTION OF OR OTHERWISE IN CONNECTION WITH THIS GUARANTY AGREEMENT OR THE OTHER LOAN DOCUMENTS.

<Signature Pages Follow>

<Signature Page to Consolidated Amended and Restated Guaranty and Ratification Agreement>

IN TESTIMONY WHEREOF, witness the signature of Guarantors effective as of the date first above set forth.

“Guarantors”

1	ADULT DAY CARE OF AMERICA, INC. , a Delaware corporation
2	AFAM MERGER, INC., a Delaware corporation
3	CAMBRIDGE HOME HEALTH CARE, INC., an Ohio corporation
4	CAMBRIDGE HOME HEALTH CARE, INC./PRIVATE, an Ohio corporation
5	CAMBRIDGE HOME HEALTH CARE HOLDINGS, INC., a Delaware corporation
6	CARETENDERS OF CLEVELAND, INC., a Kentucky corporation
7	CARETENDERS OF COLUMBUS, INC., a Kentucky corporation
8	CARETENDERS VISITING SERVICES EMPLOYMENT COMPANY, INC., a Kentucky corporation
9	NATIONAL HEALTH INDUSTRIES, INC., a Kentucky corporation
10	OMNI HOME HEALTH HOLDINGS, INC., a Delaware corporation
11	PATIENT CARE MEDICAL SERVICES, INC., a New Jersey corporation
12	PATIENT CARE NEW JERSEY, INC., a Delaware corporation

13	PATIENT CARE PENNSYLVANIA, INC., a Delaware corporation
14	PATIENT CARE, INC., a Delaware corporation
15	PRIORITY CARE, INC., a Connecticut corporation
16	SUNCREST HEALTHCARE, INC., a Georgia corporation
17	SUNCREST HOME HEALTH OF AL, INC., an Alabama corporation
18	SUNCREST HOME HEALTH OF CLAIBORNE COUNTY, INC., a Tennessee corporation
19	SUNCREST HOME HEALTH OF GEORGIA, INC., a Georgia corporation
20	SUNCREST HOME HEALTH OF MANCHESTER, INC., a Tennessee corporation
21	SUNCREST HOME HEALTH OF NASHVILLE, INC., a Tennessee corporation
22	SUNCREST HOME HEALTH OF SOUTH GA, INC., a Georgia corporation
23	SUNCREST LBL HOLDINGS, INC., a Tennessee corporation
24	SUNCREST TELEHEALTH SERVICES, INC., a Tennessee corporation
25	TENNESSEE NURSING SERVICES OF MORRISTOWN, INC., a Tennessee corporation
26	AFAM ACQUISITION, LLC, a Kentucky limited liability company

27	AFAM ACQUISITION OHIO, LLC, a Kentucky limited liability company
28	ALMOST FAMILY ACO SERVICES OF KENTUCKY, LLC, a Kentucky limited liability company
29	ALMOST FAMILY ACO SERVICES OF SOUTH FLORIDA, LLC, a Florida limited liability company
30	ALMOST FAMILY ACO SERVICES OF TENNESSEE, LLC, a Tennessee limited liability company
31	ALMOST FAMILY PC OF FT. LAUDERDALE, LLC, a Florida limited liability company
32	ALMOST FAMILY PC OF KENTUCKY, LLC, a Kentucky limited liability company
33	ALMOST FAMILY PC OF SW FLORIDA, LLC, a Florida limited liability company
34	ALMOST FAMILY PC OF WEST PALM, LLC, a Florida limited liability company
35	BGR ACQUISITION, LLC, a Florida limited liability company
36	CARETENDERS MOBILE MEDICAL SERVICES, LLC, an Ohio limited liability company
37	CARETENDERS OF JACKSONVILLE, LLC, a Florida limited liability company
38	CARETENDERS VISITING SERVICES OF DISTRICT 6, LLC, a Kentucky limited liability company
39	CARETENDERS VISITING SERVICES OF DISTRICT 7, LLC, a Kentucky limited liability company

40	CARETENDERS VISITING SERVICES OF GAINESVILLE, LLC, a Florida limited liability company
41	CARETENDERS VISITING SERVICES OF HERNANDO COUNTY, LLC, a Florida limited liability company
42	CARETENDERS VISITING SERVICES OF KENTUCKIANA, LLC, a Kentucky limited liability company
43	CARETENDERS VISITING SERVICES OF COLUMBUS, LLC, a Ohio limited liability company
44	CARETENDERS VISITING SERVICES OF OCALA, LLC, a Florida limited liability company
45	CARETENDERS VISITING SERVICES OF ORLANDO, LLC, a Kentucky limited liability company
46	CARETENDERS VISITING SERVICES OF PINELLAS COUNTY, LLC, a Florida limited liability company
47	CARETENDERS VISITING SERVICES OF SOUTHERN ILLINOIS, LLC, an Illinois limited liability company
48	CARETENDERS VISITING SERVICES OF ST. AUGUSTINE, LLC, a Florida limited liability company
49	CARETENDERS VISITING SERVICES OF ST. LOUIS, LLC, a Missouri limited liability company
50	CARETENDERS VNA OF OHIO, LLC, an Ohio limited liability company

51	CARETENDERS VS OF BOSTON, LLC, a Massachusetts limited liability company
52	CARETENDERS VS OF CENTRAL KY, LLC, a Kentucky limited liability company
53	CARETENDERS VS OF LINCOLN TRAIL, LLC, a Kentucky limited liability company
54	CARETENDERS VS OF LOUISVILLE, LLC, a Kentucky limited liability company
55	CARETENDERS VS OF NORTHERN KY, LLC, a Kentucky limited liability company
56	CARETENDERS VS OF OHIO, LLC, an Ohio limited liability company
57	CARETENDERS VS OF SE OHIO, LLC, an Ohio limited liability company
58	CARETENDERS VS OF WESTERN KY, LLC, a Kentucky limited liability company
59	HOME HEALTH AGENCY- BROWARD, LLC, a Florida limited liability company
60	HOME HEALTH AGENCY-CENTRAL PENNSYLVANIA, LLC, a Florida limited liability company
61	HOME HEALTH AGENCY-COLLIER, LLC, a Florida limited liability company
62	HOME HEALTH AGENCY-HILLSBOROUGH, LLC, a Florida limited liability company
63	HOME HEALTH AGENCY-ILLINOIS, LLC, a Florida limited liability company

64	HOME HEALTH AGENCY-INDIANA, LLC, a Florida limited liability company
65	HOME HEALTH AGENCY-PALM BEACHES, LLC, a Florida limited liability company
66	HOME HEALTH AGENCY-PENNSYLVANIA, LLC, a Florida limited liability company
67	HOME HEALTH AGENCY-PHILADELPHIA, LLC, a Florida limited liability company
68	HOME HEALTH AGENCY-PINELLAS, LLC, a Florida limited liability company
69	IMPERIUM HEALTH MANAGEMENT, LLC, a Kentucky limited liability company
70	IN HOMECARE NETWORK CENTRAL, LLC, an Indiana limited liability company
71	IN HOMECARE NETWORK NORTH, LLC, an Indiana limited liability company
72	MEDERI CARETENDERS VS OF SE FL, LLC, a Florida limited liability company
73	MEDERI CARETENDERS VS OF BROWARD, LLC, a Florida limited liability company
74	MEDERI CARETENDERS VS OF SW FL, LLC, a Florida limited liability company
75	MEDERI CARETENDERS VS OF TAMPA, LLC, a Florida limited liability company

76	OMNI HOME HEALTH SERVICES, LLC, a Delaware limited liability company
77	OMNI HOME HEALTH-DISTRICT 1, LLC, a Florida limited liability company
78	OMNI HOME HEALTH-DISTRICT 2, LLC, a Florida limited liability company
79	OMNI HOME HEALTH-DISTRICT 4, LLC, a Florida limited liability company
80	OMNI HOME HEALTH-HERNANDO, LLC, a Florida limited liability company
81	OMNI HOME HEALTH-JACKSONVILLE, LLC, a Florida limited liability company
82	PATIENT CARE CONNECTICUT, LLC, a Connecticut limited liability company
83	PRINCETON HOME HEALTH, LLC, an Alabama limited liability company
84	SUNCREST COMPANION SERVICES, LLC, a Tennessee limited liability company
85	SUNCREST HEALTHCARE OF EAST TENNESSEE, LLC, a Tennessee limited liability company
86	SUNCREST HEALTHCARE OF MIDDLE TN, LLC, a Tennessee limited liability company
87	SUNCREST HEALTHCARE OF WEST TENNESSEE, LLC, a Tennessee limited liability company

88	SUNCREST HOME HEALTH OF TAMPA, LLC, a Florida limited liability company
89	SUNCREST HOME HEALTH-SOUTHSIDE, LLC, a Georgia limited liability company
90	SUNCREST OUTPATIENT REHAB SERVICES OF TN, LLC, a Tennessee limited liability company
91	SUNCREST OUTPATIENT REHAB SERVICES, LLC, an Alabama limited liability company

By:	/s/ C. Steven Guenthner
C. Steven Guenthner, as President, Principal Officer, Secretary &
Treasurer of each Subsidiary Guarantor designated as numbers 1-91 above

<Signature Page to Consolidated Amended and Restated Guaranty and Ratification Agreement>

Accepted on behalf of Lenders by Administrative Agent
JPMORGAN CHASE BANK, N.A.

By:	/s/ James Duffy Baker Jr.
James Duffy Baker Jr.
Authorized Officer